UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2022 (October 27, 2022)

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Utica Avenue South, Suite 900	St. Louis Park, MN	55416
(Address of Principal Executive Offices)		(Zip Code)

(612) 453-4100

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Exchange on Which Registered:
Common Stock, par value $0.01 per share	TWO	New York Stock Exchange
8.125% Series A Cumulative Redeemable Preferred Stock	TWO PRA	New York Stock Exchange
7.625% Series B Cumulative Redeemable Preferred Stock	TWO PRB	New York Stock Exchange
7.25% Series C Cumulative Redeemable Preferred Stock	TWO PRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.     Material Modifications to Rights of Security Holders.

On October 27, 2022, Two Harbors Investment Corp. (the “Company”), in connection with the previously announced one-for-four reverse stock split (the “Reverse Stock Split”) of its outstanding shares of common stock, par value $0.01 per share, filed two Articles of Amendment to its charter (the “First Amendment” and the “Second Amendment”) with the Maryland State Department of Assessments and Taxation. The First Amendment, effective as of 5:01 p.m. Eastern Time on November 1, 2022 (the “Effective Time”), converted every four shares of the Company’s issued and outstanding common stock into one share of common stock, par value $0.04 per share. Pursuant to the First Amendment, any fractional share of common stock that would otherwise have resulted from the Reverse Stock Split was settled by cash payment, calculated on the basis of the volume weighted average price of the common stock on November 1, 2022, on the New York Stock Exchange (the “NYSE”). The Second Amendment, effective as of 5:02 p.m. Eastern Time on November 1, 2022, reverted the par value of the Company’s issued and outstanding common stock to $0.01 per share. The second amendment also reduced the number of shares of common stock that the Company is authorized to issue from 700 million to 175 million. The Company’s common stock will continue trading on the NYSE under the symbol “TWO” with a new CUSIP number (90187B804).

The Reverse Stock Split affected all holders of common stock uniformly and did not affect any common stockholder’s percentage ownership interest in the Company, except for de minimus changes as a result of the elimination of fractional shares. As a result of the Reverse Stock Split, the number of shares of the Company’s common stock outstanding was reduced from approximately 345 million shares to approximately 86 million shares.

Holders of the Company’s common stock who hold in “street name” in their brokerage accounts were not required to take any action as a result of the Reverse Stock Split. Their accounts were automatically adjusted to reflect the number of shares owned. A letter of transmittal relating to the Reverse Stock Split will be sent to record holders of certificates of common stock promptly following the Effective Time. Stockholders who receive this letter of transmittal should follow the instructions in such letter.

The Reverse Stock Split did not affect the number of authorized or outstanding shares of the Company’s 8.125% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), 7.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), or 7.25% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), or the dividend rate of any outstanding shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock.

The foregoing description of the two Articles of Amendment does not purport to be complete and is qualified in its entirety by reference to the complete Articles of Amendment, copies of which are filed as Exhibit 3.1 and Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure in Item 3.03 above is incorporated by reference herein.

Item 8.01  Other Events.

The Company issued a press release in connection with the Reverse Stock Split, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

At-the-Market Offering

The Company is party to an amended and restated equity distribution agreement under which the Company may sell shares of its common stock from time to time in any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended. Immediately prior to the Effective Time, an aggregate of 35 million shares of the Company’s common stock were authorized for issuance under the equity distribution agreement, and the Company had sold 4,747,500 shares pursuant to such equity distribution agreement. As a result of the Reverse Stock Split, an aggregate of 7,563,125 post-Reverse Stock Split shares remain available for sale pursuant to the equity distribution agreement.

Dividend Reinvestment and Direct Stock Purchase Plan

The Company sponsors a dividend reinvestment and direct stock purchase plan through which stockholders may purchase additional shares of the Company’s common stock by reinvesting some or all of the cash dividends received on shares of the Company’s common stock. Stockholders may also make optional cash purchases of shares of the Company’s common stock subject to certain limitations detailed in the plan prospectus. Immediately prior to the Effective Time, an aggregate of 3.75 million shares of the Company’s common stock were authorized for issuance under the plan, and the Company had sold 449,531 shares pursuant to the plan. As a result of the Reverse Stock Split, an aggregate of 825,117 post-Reverse Stock Split shares remain available for sale pursuant to the plan.

Equity Incentive Plans

The Company’s 2021 Equity Incentive Plan (the “2021 Plan”) and Second Restated 2009 Equity Incentive Plan (the “2009 Plan”) were adopted by its board of directors and approved by its stockholders for the purpose of enabling the Company to provide equity compensation to attract and retain qualified directors, officers, advisers, consultants and other personnel. Immediately prior to the Effective Time, an aggregate of 17 million and 6.5 million shares of the Company’s common stock were authorized for issuance under the 2021 Plan and the 2009 Plan, of which 465,380 and 5,803,978 shares had been utilized. As a result of the Reverse Stock Split, an aggregate of 4,133,564 post-Reverse Stock Split shares remain available for issuance pursuant to the 2021 Plan and an aggregate of 173,990 post-Reverse Stock Split shares remain available for issuance pursuant to the 2009 Plan; however, following stockholder approval of the 2021 Plan, no new awards will be granted under the 2009 Plan. As a result of the Reverse Stock Split, the number of shares subject to each issued and outstanding award under the 2021 Plan or the 2009 Plan were proportionately adjusted to reflect the Reverse Stock Split. Any other affected terms of the 2021 Plan or the 2009 Plan and any awards thereunder were adjusted to the extent necessary to reflect proportionately the Reverse Stock Split.

Share Repurchase Program

The Company’s share repurchase program allows for the repurchase of shares of the Company’s common stock from time to time through privately negotiated transactions or open market transactions. Immediately prior to the Effective Time, an aggregate of 37.5 million shares of the Company’s common stock were authorized for repurchase pursuant to the plan, of which a total of 12,174,300 shares had been repurchased. As a result of the Reverse Stock Split, an aggregate of 6,331,425 post-Reverse Stock Split shares remain available for repurchase pursuant to the program.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment to the Charter of Two Harbors Investment Corp., effective as of 5.01 PM Easter Time on November 1, 2022.

3.2	Articles of Amendment to the Charter of Two Harbors Investment Corp., effective as of 5.02 PM Easter Time on November 1, 2022.

99.1	Press Release of Two Harbors Investment Corp., dated November 2, 2022.

104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ REBECCA B. SANDBERG
Rebecca B. Sandberg
General Counsel and Secretary

Date: November 2, 2022